Exhibit 99.0

MATTEL, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

CONTINUING OPERATIONS—PRO FORMA BEFORE CHARGES AND AMORTIZATION OF GOODWILL

(In millions, except per share amts)	1997	1998	1999	2000	2001	2002
Key P&L Data:
Net Sales	$4,646.4	$4,579.5	$4,502.7	$4,565.5	$4,687.9	$4,885.3
Gross Profit	$2,224.1	$2,154.5	$2,067.2	$2,071.8	$2,177.1	$2,371.4
% of Net Sales	47.9%	47.0%	45.9%	45.4%	46.4%	48.5%
Advertising	$620.8	$631.1	$569.7	$573.5	$543.3	$552.5
% of Net Sales	13.4%	13.8%	12.6%	12.6%	11.6%	11.3%
SG&A	$790.0	$875.9	$881.3	$915.4	$958.2	$1,037.0
% of Net Sales	17.0%	19.1%	19.6%	20.0%	20.4%	21.2%
Operating Income Before Charges & Goodwill	$813.3	$647.5	$616.2	$582.9	$675.6	$781.9
% of Net Sales	17.5%	14.1%	13.7%	12.8%	14.4%	16.0%
Income Before Charges & Goodwill	$524.6	$389.5	$362.7	$328.5	$386.3	$486.9
% of Net Sales	11.3%	8.5%	8.1%	7.2%	8.2%	10.0%
EPS Before Charges & Goodwill—Diluted	$1.36	$0.90	$0.84	$0.77	$0.89	$1.10
Average Number of Common Shares—Diluted	378.7	421.7	425.3	427.1	436.2	441.3

Key Balance Sheet Data:
Accounts Receivable, Net	$1,091.4	$939.4	$959.6	$794.5	$665.8	$490.8
Days of Sales Outstanding (DSO)	57	59	58	47	38	26
Inventories	$428.8	$584.4	$436.3	$489.7	$487.5	$338.6
Days of Supply (DOS)	92	132	101	106	107	74
Total Debt Outstanding	$695.2	$1,151.0	$1,355.6	$1,501.5	$1,269.1	$847.6
Total Debt-to-Total Capitalization	26.4%	34.6%	40.9%	51.7%	42.2%	30.0%

Worldwide Gross Sales:
Mattel Brands		$3,018.1	$2,909.2	$2,988.5	$3,093.4	$3,236.3
% Change			-4%	3%	4%	5%
Fisher-Price Brands		1,679.1	1,630.0	1,633.2	1,617.9	1,699.9
% Change			-3%	0%	-1%	5%
American Girl Brands		213.2	298.6	324.0	340.8	350.2
% Change			40%	9%	5%	3%
Other		65.0	38.3	19.4	20.5	26.9

Gross Sales		$4,975.4	$4,876.1	$4,965.1	$5,072.6	$5,313.3
% Change			-2%	2%	2%	5%
Sales Adjustments		(395.9)	(373.4)	(399.6)	(384.7)	(428.0)

Net Sales		$4,579.5	$4,502.7	$4,565.5	$4,687.9	$4,885.3

% Change			-2%	1%	3%	4%

Note—Certain financial information for prior years has been reclassified to conform to the current year’s presentation.

MATTEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

PRO FORMA—BEFORE CHARGES AND AMORTIZATION OF GOODWILL

	1997		1998		1999		2000		2001		2002
(In millions, except per share amounts)	$ Amt	% Net Sales	$ Amt	% Net Sales	$ Amt	% Net Sales	$ Amt	% Net Sales	$ Amt	% Net Sales	$ Amt	% Net Sales

Net Sales	$4,646.4		$4,579.5		$4,502.7		$4,565.5		$4,687.9		$4,885.3
Cost of sales	2,422.3	52.1%	2,425.0	53.0%	2,435.5	54.1%	2,493.7	54.6%	2,510.8	53.6%	2,513.9	51.5%

Gross Profit	2,224.1	47.9%	2,154.5	47.0%	2,067.2	45.9%	2,071.8	45.4%	2,177.1	46.4%	2,371.4	48.5%
Advertising and promotion expenses	620.8	13.4%	631.1	13.8%	569.7	12.6%	573.5	12.6%	543.3	11.6%	552.5	11.3%
Other selling and administrative expenses	790.0	17.0%	875.9	19.1%	881.3	19.6%	915.4	20.0%	958.2	20.4%	1,037.0	21.2%

Operating Income Before Charges & Goodwill	813.3	17.5%	647.5	14.1%	616.2	13.7%	582.9	12.8%	675.6	14.4%	781.9	16.0%
Interest expense	90.1	1.9%	110.8	2.4%	131.6	2.9%	153.0	3.3%	155.1	3.3%	113.9	2.3%
Interest (income)	(8.0)	-0.1%	(12.7)	-0.3%	(5.5)	-0.1%	(11.0)	-0.2%	(15.5)	-0.3%	(17.7)	-0.3%
Other non-operating (income)/expense, net	0.3	0.0%	7.7	0.2%	(8.0)	-0.2%	(10.7)	-0.2%	4.2	0.1%	15.9	0.3%

Income Before Income Taxes	730.9	15.7%	541.7	11.8%	498.1	11.1%	451.6	9.9%	531.8	11.3%	669.8	13.7%
Provision for income taxes	206.3	4.4%	152.2	3.3%	135.4	3.0%	123.1	2.7%	145.5	3.1%	182.9	3.7%

Income Before Charges & Goodwill	$524.6	11.3%	$389.5	8.5%	$362.7	8.1%	$328.5	7.2%	$386.3	8.2%	$486.9	10.0%

Effective Tax Rate	28.2%		28.1%		27.2%		27.3%		27.4%		27.3%
EPS Before Charges & Goodwill—Basic	$1.39		$0.98		$0.87		$0.77		$0.90		$1.12
Avg. Number of Common Shares—Basic	369.9		390.2		414.2		426.2		431.0		435.8
EPS Before Charges & Goodwill—Diluted	$1.36		$0.90		$0.84		$0.77		$0.89		$1.10
Avg. Number of Common Shares—Diluted	378.7		421.7		425.3		427.1		436.2		441.3

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	1997	1998	1999	2000	2001	2002
Assets
Cash and short-term investments	$695.0	$212.5	$247.4	$232.4	$616.6	$1,267.0
Accounts receivable, net	1,091.4	939.4	959.6	794.5	665.8	490.8
Inventories	428.8	584.4	436.3	489.7	487.5	338.6
Prepaid expenses and other current assets	246.5	277.9	166.2	189.8	291.9	292.6

Total current assets	2,461.7	2,014.2	1,809.5	1,706.4	2,061.8	2,389.0
Property, plant and equipment, net	601.6	736.5	724.8	647.8	626.7	599.6
Other assets	740.5	1,467.9	1,635.3	1,902.6	1,821.3	1,471.1
Net investment in discontinued operations	111.2	350.6	462.0	11.5	—	—

Total Assets	$3,915.0	$4,569.2	$4,631.6	$4,268.3	$4,509.8	$4,459.7

Liabilities and Stockholders’ Equity
Short-term borrowings	$17.5	$134.0	$369.5	$226.4	$38.1	$25.2
Current portion of long-term liabilities	13.6	33.5	3.2	32.7	210.1	182.3
Accounts payable and accrued liabilities	939.6	900.8	965.5	997.3	1,078.2	1,238.3
Income taxes payable	202.7	205.3	184.8	200.9	239.8	203.0

Total current liabilities	1,173.4	1,273.6	1,523.0	1,457.3	1,566.2	1,648.8
Long-term debt	664.1	983.5	982.9	1,242.4	1,020.9	640.1
Other long-term liabilities	144.2	141.3	163.0	165.5	184.2	192.1
Stockholders’ equity	1,933.3	2,170.8	1,962.7	1,403.1	1,738.5	1,978.7

Total Liabilities and Stockholders’ Equity	$3,915.0	$4,569.2	$4,631.6	$4,268.3	$4,509.8	$4,459.7

Note—Certain financial information for prior years has been reclassified to conform to the current year’s presentation.

MATTEL, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

CONTINUING OPERATIONS - PRO FORMA BEFORE CHARGES AND AMORTIZATION OF GOODWILL

(In millions)	1999	2000	2001	2002
Segment Revenues:
Domestic
Mattel Brands	$1,835.8	$1,890.4	$1,817.3	$1,790.0
Fisher-Price Brands	1,185.5	1,233.0	1,234.2	1,282.2
American Girl Brands	298.6	324.0	340.8	350.2

	3,319.9	3,447.4	3,392.3	3,422.4
International	1,556.2	1,517.7	1,680.3	1,890.9

Total Company Gross Sales	4,876.1	4,965.1	5,072.6	5,313.3
Sales Adjustments	(373.4)	(399.6)	(384.7)	(428.0)

Net Sales	$4,502.7	$4,565.5	$4,687.9	$4,885.3

Segment Income:
Domestic
Mattel Brands	$399.7	$401.4	$420.5	$446.0
Fisher-Price Brands	144.9	153.1	157.0	187.0
American Girl Brands	31.2	36.3	33.3	58.1

	575.8	590.8	610.8	691.1
International	190.9	153.6	198.3	305.0

	766.7	744.4	809.1	996.1
Corporate and other expense	(150.5)	(161.5)	(133.5)	(214.2)

Operating Income Before Charges & Goodwill	$616.2	$582.9	$675.6	$781.9

	1998	1999	2000	2001	2002
Gross Sales by Geographic Area:
Domestic	$3,294.4	$3,319.9	$3,447.4	$3,392.3	$3,422.4
% Change		1%	4%	-2%	1%
International	$1,681.0	$1,556.2	$1,517.7	$1,680.3	$1,890.9
% Change		-7%	-2%	11%	13%
% of Total Gross Sales	34%	32%	31%	33%	36%

Note—Certain financial information for prior years has been reclassified to conform to the current year’s presentation.